Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 333-231925) and Form S-8 (No. 333-225058) of Talos Energy Inc., of (i) our report dated September 10, 2020, containing information relating to ILX Holdings II, LLC’s estimated reserves as of December 31, 2019, and (ii) all references to our firm or such reports included in such Registration Statements.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E. Senior Vice President

Houston, Texas

September 11, 2020